Exhibit 99.1

Natural Health Trends Reports First Quarter 2022 Financial Results

–	Hong Kong and China COVID restrictions impacted our logistics
–	Sales momentum in Japan and Southeast Asia continued
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – May 4, 2022 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2022.

First Quarter 2022 Financial Highlights

•	Revenue of $11.5 million decreased 14% compared to $13.5 million in the first quarter of 2021.

•	Operating loss was $383,000 compared to operating income of $220,000 in the first quarter of 2021.

•	Net loss was $105,000, or $0.01 per diluted share, compared to net income of $153,000, or $0.01 per diluted share, in the first quarter of 2021.

•	The number of Active Members[1] decreased 3% to 44,490 at March 31, 2022 compared to 45,760 at December 31, 2021, and decreased 10% compared to 49,420 at March 31, 2021.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“The first quarter was challenging due to a significant increase in COVID-19 government-mandated restrictions and lockdowns impacting Hong Kong and China, especially Shenzhen, immediately following the Chinese New Year holiday. The additional measures disrupted supply chains, created order delivery uncertainty, and prohibited us from holding in-person member events in China and Macau. Even though much of the Mainland Chinese population was under some forms of lockdown during the quarter, our leaders remain committed to finding and implementing innovative ways to conduct business as our staff continues to adjust to the ever-changing needs of our global business,” said Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “We are encouraged by the sustained growth in Japan and Southeast Asia and continue to ready ourselves for expansion and diversification in Latin America. We recently conducted successful virtual events for members in North America, Peru, Japan, India and CIS markets and an in-person event for members in Europe. We are pleased with the enthusiasm and participation to embrace our products and marketing programs as they bring our health, wellness and beauty products to customers around the world.”

Balance Sheet and Cash Flow

•	Net cash used in operating activities was $2.3 million in the first quarter of 2022, compared to net cash provided by operating activities of $414,000 in the first quarter of 2021.
•	Total cash and cash equivalents were $79.4 million at March 31, 2022, down from $83.8 million at December 31, 2021.
•

On May 2, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 27, 2022 to stockholders of record as of May 17, 2022.

First Quarter 2022 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2022 financial results today, Wednesday, May 4, 2022 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 4, 2022
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13727755
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1534881&tp_key=6bc04f960d

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 4, 2022 through 11:59 p.m. Eastern Time on May 18, 2022 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13727755.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 25, 2022 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,382	$83,843
Inventories	4,860	5,257
Other current assets	4,674	4,369
Total current assets	88,916	93,469
Property and equipment, net	450	463
Operating lease right-of-use assets	2,708	3,021
Restricted cash	82	522
Deferred tax asset	318	309
Other assets	568	571
Total assets	$93,042	$98,355
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$824	$761
Income taxes payable	1,397	1,345
Accrued commissions	2,512	3,636
Other accrued expenses	1,332	1,933
Deferred revenue	8,049	8,536
Amounts held in eWallets	6,055	6,341
Operating lease liabilities	1,174	1,239
Other current liabilities	855	865
Total current liabilities	22,198	24,656
Income taxes payable	12,130	12,130
Deferred tax liability	153	153
Operating lease liabilities	1,691	1,928
Total liabilities	36,172	38,867
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Accumulated deficit	(2,621)	(231)
Accumulated other comprehensive loss	(720)	(492)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	56,870	59,488
Total liabilities and stockholders’ equity	$93,042	$98,355

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$11,546	$13,469
Cost of sales	2,908	3,255
Gross profit	8,638	10,214
Operating expenses:
Commissions expense	4,740	5,514
Selling, general and administrative expenses	4,281	4,480
Total operating expenses	9,021	9,994
Income (loss) from operations	(383)	220
Other income, net	110	20
Income (loss) before income taxes	(273)	240
Income tax provision (benefit)	(168)	87
Net income (loss)	$(105)	$153
Net income (loss) per common share:
Basic	$(0.01)	$0.01
Diluted	$(0.01)	$0.01
Weighted average common shares outstanding:
Basic	11,254	10,874
Diluted	11,254	11,424

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(105)	$153
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	53	79
Noncash lease expense	302	294
Deferred income taxes	(9)	9
Changes in assets and liabilities:
Inventories	350	123
Other current assets	(332)	195
Other assets	(3)	2
Accounts payable	64	176
Income taxes payable	53	67
Accrued commissions	(1,129)	(344)
Other accrued expenses	(592)	(245)
Deferred revenue	(447)	1,093
Amounts held in eWallets	(253)	(727)
Operating lease liabilities	(296)	(322)
Other current liabilities	(4)	(139)
Net cash provided by (used in) operating activities	(2,348)	414
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40)	(63)
Net cash used in investing activities	(40)	(63)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,285)	(2,285)
Net cash used in financing activities	(2,285)	(2,285)
Effect of exchange rates on cash, cash equivalents and restricted cash	(228)	(222)
Net decrease in cash, cash equivalents and restricted cash	(4,901)	(2,156)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	84,365	92,892
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$79,464	$90,736
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$400